Exhibit 1.1

EXECUTION COPY

CINCINNATI BELL INC.

8 3/8% SENIOR NOTES DUE 2020

UNDERWRITING AGREEMENT

November 8, 2010

November 8, 2010

To the Manager named in Schedule I hereto

for the Underwriter named in Schedule II hereto

Ladies and Gentlemen:

Cincinnati Bell Inc., an Ohio corporation (the “Company”), proposes to issue and sell to the underwriter named in Schedule II hereto (the “Underwriter”), for whom you are acting as manager (the “Manager”), the principal amount of its debt securities identified in Schedule I hereto (the “Notes”), to be issued under the indenture dated as of October 13, 2010 and specified in Schedule I hereto (the “Indenture”) among the Company, the Guarantors and the Trustee identified in such Schedule (the “Trustee”). The Notes will be fully and unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis by the Company’s subsidiaries listed on Schedule III attached hereto (the “Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Company and the Guarantors to be party to the Indenture on the Closing Date (as defined below) are referred to collectively as the “Issuers.”

The Company has previously issued $500,000,000 in aggregate principal amount of its 8 3/8% Senior Notes due 2020 (the “Existing Notes”). The Notes constitute an additional issuance of Notes under the Indenture. Except as otherwise described in the Prospectus (as defined below), the Notes will have identical terms to the Existing Notes and will be treated as a single class of notes for all purposes under the Indenture. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated September 30, 2009 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend”

as used herein with respect to the Registration Statement, the Basic Prospectus, or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. The term “Time of Sale” means 4:30 p.m. on the date hereof, the time of the initial sale of the Securities in connection with the offering.

This offering, the Notes, the Guarantees, this Agreement, the Indenture, the application of proceeds from the offering and the transactions contemplated hereby or thereby are referred to collectively as the “Transactions.”

1. Representations and Warranties. The Company and the Guarantors, jointly and severally, represent and warrant to and agree with the Underwriter that:

(a)	The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)

(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) each broadly available road show, if any, when considered together with the Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)	None of the Issuers is an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)	Each of the Issuers and their respective Significant Subsidiaries (“Significant Subsidiary” means any subsidiary that is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated by the Commission) (i) is either a corporation, a limited liability company or a partnership duly organized, validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization and (ii) has full corporate, limited liability company or partnership, as the case may be, power and authority to enter into, execute, deliver, perform, make and consummate, as the case may be, the Transactions to which it is a party. Each of the Issuers (i) has full corporate, limited liability company or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct the businesses in which they are engaged and (ii) is duly qualified as a foreign corporation, a foreign limited liability company or a foreign partnership, as the case may be, to transact business and is in good standing (if applicable) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify or to have such power and authority could not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect.

“Material Adverse Effect” means (A) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole or (B) the material impairment of the ability of any of the Company or any of the Guarantors to consummate the Transactions to which it is a party and to perform in any material respect its material obligations under any of the documents related thereto.

(e)	This Agreement has been duly authorized, executed and delivered by each Issuer and constitutes a valid and legally binding agreement of each of the Issuers.

(f)	The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and the Guarantors, and has been duly executed and delivered by the Company and each such Guarantor and constitutes the valid and legally binding obligations of the Company and each such Guarantor, each enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(g)	The Notes have been duly authorized by each of the Issuers; and when the Notes are issued, executed and authenticated with the terms of the Indenture, the Notes will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Issuers, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(h)	The Guarantee to be endorsed on the Notes by each Guarantor has been duly authorized by such Guarantors; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform in all material respects to the description thereof contained in the Prospectus, as supplemented by any free writing prospectus. When the Notes have been issued, executed and authenticated in accordance with the terms of the Indenture, the Guarantee of each Guarantor endorsed thereon will constitute a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(i)	Each of this Agreement, the Indenture and the Securities conforms or will conform, as the case may be, in all material respects to the descriptions thereof contained in the Prospectus, as supplemented by any free writing prospectuses.

(j)	Other than as set forth in the Prospectus, as supplemented by any free writing prospectus, the issuance, entering into, execution, delivery, performance, making and consummation, as the case may be, by each of the Issuers of the Transactions to which it is a party will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuers are a party or by which the Issuers are bound or to which any of the property or assets of the Issuers is subject, (ii) result in the violation of any provisions of the charter or by-laws (or similar organization documents) of the Issuers, or (iii) result in the violation of, or in the creation or imposition of any lien, charge or encumbrances upon any property or assets of the Issuers pursuant to any Applicable Law (as defined below) or any judgment, order or decree of any Governmental Authority (as defined below) (including, without limitation, the Federal Communications Commission (the “FCC”) and any State regulatory agency) having jurisdiction over the Issuers or any of their properties or assets, except in the case of clauses (i) and (iii) above, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing or registration with, any such Governmental Authority (including, without limitation, the FCC) under any such Applicable Law, judgment, order or decree is required for the execution, delivery, performance, making and consummation, as the case may be, of the Transactions to which any of the Issuers is a party, and compliance by each of the Issuers with the terms thereof, except for such consents, approvals, authorizations, filings, orders, registrations or qualifications (A) which shall have been obtained or made prior to the Closing Date or (B) the failure of which to be obtained or made could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

“Applicable Law” means all laws, statutes, rules, regulations and orders of, and legally binding interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority applicable to any of the Issuers or any of their properties, assets or operations, excluding Environmental Laws (as defined below).

“Governmental Authority” means any of (A) the government of the United States of America or any State or other political subdivision thereof, (B) any government or political subdivision of any other jurisdiction in which any of the Issuers conducts all or any part of its business, or which properly asserts jurisdiction over any properties of any of the Issuers, (C) any entity properly exercising executive, legislative, judicial, regulatory or administrative functions of any such government and (D) The New York Stock Exchange, Inc. (the “NYSE”).

(k)	None of the Company or any of its subsidiaries is (i) in violation of its charter or by-laws (or similar organization documents), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any Applicable Law or order or decree of any Governmental Authority to which it or its property or assets are subject; except for any violation under clauses (ii) and (iii) that could not, individually or in the aggregate, reasonably be expect to have a Material Adverse Effect.

(l)	None of the Company or any of its subsidiaries has sustained since December 31, 2009, any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company (other than as described in the Prospectus, and the issuance and sale of Notes under this Agreement) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. This Section 1(m) shall not apply to environmental matters, which are the subject of Section 1(x).

(m)	Other than as set forth in the Prospectus, there are no legal or administrative proceedings pending by or before any Person to which any of the Issuers is a party or of which any business, property or assets of any of the Issuers is the subject, or, to the knowledge of the Company, after due inquiry, by which any business property or assets of any of the Issuers would reasonably be expect to be affected, which, (i) if determined adversely to any of the Issuers, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (ii) would reasonably be expected to question the validity or enforceability of any of this Agreement or any of the Transactions or any action taken or to be taken or to be taken pursuant thereto; and to the knowledge of the Company, no such proceedings are threatened or contemplated.

(n)

No action has been taken and no Applicable Law or order has been enacted, adopted or issued by any Governmental Authority which prevents the sale and issuance of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any Governmental Authority of competent jurisdiction has been issued with respect to the Company or Guarantors which would prevent or suspend the issuance or sale of the Securities; and no action, suit or proceeding is pending against or, to the knowledge of the Company, threatened against or affecting the Company, or any of its subsidiaries, by or before any Governmental Authority which could reasonably be expected to interfere with or materially adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of any of this Agreement of any of the Transactions, or any action taken or to be taken pursuant thereto.

(o)	Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries possesses all licenses, authorizations and permits issued by, and has made all declarations and filings with, all appropriate Governmental Authorities which are necessary for the ownership of their respective properties or the conduct of their respective business as described in the Prospectus and neither the Company nor any of its subsidiaries has received notification of any revocation or modification or any such material license, authorization or permit.

(p)	Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q)

Each of the Company and its subsidiaries has timely filed all federal, state, local and foreign income and other tax returns and notices required to be filed by applicable law, except where the failure to file such tax returns could not reasonably be expected to have a Material Adverse Effect, and all such tax returns were in all material respects true, correct and complete. No audit, administrative proceedings or court proceedings are presently pending with regard to any material potential federal, state, local or foreign tax of any nature; the Company has no knowledge of any tax deficiencies which could reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries has paid (within the time and in the manner prescribed by law) all federal, state and local taxes of any nature which are shown on its returns to be due, in each case except for those not yet delinquent and those being contested in good faith by appropriate proceedings diligently conducted for which the Company and/or each of its subsidiaries has established on its books and records adequate reserves to pay all outstanding tax liabilities in accordance with United States generally accepted accounting principles (“GAAP”). None of the Company or any of its subsidiaries has requested any extension of time within which to file any material tax return, which return has not since been filed within the time period permitted by such extension. The amounts currently set up as provisions for taxes or otherwise by the Company and its subsidiaries on their books and records are reasonably expected to be sufficient for the payment of all their unpaid federal, state and local taxes accrued through the dates as of which they speak, and for which each of the Company and its subsidiaries may be liable in their own right, or as a transferee of, or as successor to any other corporation, association, partnership, joint venture or other entity.

(r)	None of the Issuers is an “investment company” or a company “controlled by” an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(s)	The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and all of the issued equity interests of each subsidiary of the Company (except for directors’ qualifying shares and except as otherwise set forth in the Prospectus and except for certain immaterial subsidiaries and except for the pledge of the equity or membership interests of subsidiaries owned by the Company or a direct or indirect subsidiary of the Company as security for the obligations of the holder thereof under the Company’s existing credit facility) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(t)	Each of the Issuers has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Issuers, in the case of the Company free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i) are described in the Prospectus, (ii) are permitted liens under (and as defined in) the Indenture, or (iii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)	Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Issuers has insurance or adequate reserves covering their respective properties, operations, personnel and businesses, which insurance or adequate reserves are in amounts as are, in the reasonable judgment of the Company, adequate to protect the Issuers and their businesses.

(v)

Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each of the Issuers owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and (ii) the conduct of the Issuers’ respective businesses do not conflict in any respect with, and none of the Issuers has received any notice of any claim of conflict with, any such rights of others.

(w)	Other than as set forth in the Prospectus and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) there is not and has not been any presence, storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of Hazardous Materials (as defined below) by the Company and its subsidiaries, or any other entity (including any predecessor) for whose acts or omissions the Company and its subsidiaries is or may be liable from, in, on, at, under, about or upon any property now or, during the period of ownership, lease or operation by the Company and its subsidiaries, previously owned, leased or operated by the Company or any of its subsidiaries, or upon any other property, in violation of any Environmental Law or which would, under any Environmental Law, give rise to any liability of the Company or any of its subsidiaries; and (ii) there is not and has not been any presence, disposal, discharge, emission or other release of any kind onto such property of any Hazardous Materials with respect to which the Company has knowledge.

“Environmental Laws” means all applicable foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, Environmental Permits (as defined below) of, and legally-binding agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters (including, without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, and the Emergency Planning and Community Right-to-Known Act).

“Environmental Permits” means all permits, licenses, registrations, consents and other authorizations of any Governmental Authority which are required with respect to any of the facilities of the Company or any of its subsidiaries or operations under any applicable Environmental Laws.

“Hazardous Materials” means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, polychlorinated biphenyls and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar meaning and effect, under any applicable Environmental Law; and (iii) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any Environmental Law.

(x)	Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Securities and Guarantees registered pursuant to any registration statement.

(y)	Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(z)	To the knowledge of the Company, BKD, LLP, who have certified certain financial statements of Cyrus Networks, LLC, a Delaware limited liability company (“CyrusOne”), are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(aa)	Except as disclosed in the Prospectus, (i) the historical financial statements, including the related notes (collectively, the “Financial Statements”), contained or incorporated by reference in the Prospectus have been prepared in accordance with GAAP, consistently applied throughout the periods covered thereby, and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, in each case in accordance with GAAP, except as noted in the Financial Statements, and (ii) the other financial, accounting and statistical information and data related to the Company and its subsidiaries set forth or incorporated by reference in the Prospectus present fairly, in all material respects, the information purported to be shown thereby at the respective dates and for the respective periods to which they apply, and except as disclosed therein, have been prepared on a basis consistent with the Financial Statements and the books and records of the entities as to which such information is shown.

(bb)	None of the Company or any of its subsidiaries is in default, and no waiver of default is currently in effect, in the payment of the principal of or interest on any material indebtedness of the Company or any such subsidiary and no event or condition exists with respect to any indebtedness of the Company or any of its subsidiaries that would permit (or that with notice, lapse of time or both, would permit) any person to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(cc)	The statements set forth in the Prospectus under the caption “Material United States Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are in each such case fair and accurate summaries or descriptions, as the case may be, in all material respects.

(dd)	The Company and its subsidiaries and affiliates have conducted their businesses in compliance with the Foreign Corrupt Practices Act (the “FCPA”) and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with the FCPA and with the representation and warranty contained herein.

(ee)	No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ff)	Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that would cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(gg)	No “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (i) has imposed (or has informed any Issuer that it is considering imposing) any condition (financial or otherwise) on an Issuer retaining any rating assigned to any debt securities of such Issuer or (ii) has indicated to any Issuer that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating on the debt securities of such Issuer.

(hh)	On the Closing Date, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, (i) the fair value and present fair saleable value of the assets of the Company and its subsidiaries on a going concern basis will exceed the sum of its stated liabilities and identified contingent liabilities; and (ii) each of the Company and its subsidiaries is not, nor will it be (A) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (B) unable to pay its debts (contingent or otherwise) as they mature or (C) otherwise insolvent. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represent the amount that can reasonably be expected to become an actual or matured liability.

(ii)	The Company (i) makes and keeps materially accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(jj)	The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk) (i) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) nor any director or executive officer of the Entity is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”); or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Entity represents and covenants that it will not use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the principal amount of Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto.

3. Public Offering. The Company is advised by you that the Underwriter proposes to make a public offering of the Securities as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Securities shall be made to the Company in federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Securities shall be made against delivery to you on the Closing Date for the account of the Underwriter of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriter duly paid.

5. Conditions to the Underwriter’s Obligations. The obligations of the Underwriter are subject to the following conditions:

(a)	Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company, in each case, by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

(b)	The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date and those not so qualified are true and correct in all material respects as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)	The Underwriter shall have received on the Closing Date an opinion of Cravath, Swaine & Moore LLP, outside counsel for the Company, dated the Closing Date in form and substance reasonably satisfactory to the Manager.

(d)	The Underwriter shall have received on the Closing Date an opinion from the Law Offices of Thomas W. Bosse, PLLC, Ohio counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Manager.

(e)	The Underwriter shall have received on the Closing Date an opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the validity of the Securities, the Prospectus and other related matters as the Manager may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)	The Underwriter shall have received such other documents, dated the Closing Date, as it may reasonably request.

(g)	The Underwriter shall have received, on each of the dates hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter, from:

(i) Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and certain financial information with respect to the Company and its subsidiaries contained in the Registration Statement and the

Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof; and

(ii) BKD, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of CyrusOne, and certain financial information with respect to CyrusOne contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

6. Covenants of the Company. The Company covenants with the Underwriter as follows:

(a)	To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and deliver to the Underwriter during the period mentioned in Section 6(e) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto (but in the case of any such exhibits or incorporated documents, only to the extent not filed with the Commission) or to the Registration Statement as you may reasonably request.

(b)	Before amending or supplementing the Registration Statement during the period mentioned in Section 6(e) below or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)	To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object, in each case with respect to the Notes being issued and sold hereunder.

(d)	Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder, but for the action of the Company.

(e)

If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the

Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(f)	To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(g)	To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company beginning after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h)

Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated (other than a termination by the Underwriter where all of the conditions set forth in Section 5 hereof have been satisfied; provided that under no circumstances shall the Underwriter be required to reimburse the Company for any of the Company’s costs or expenses), to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, (v) any fees charged by the rating agencies for the rating of the Securities, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show and expenses associated with the production of road show slides and graphics, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, transfer taxes payable on resale of any of the Securities by it and any advertising expenses connected with any offers it may make.

(i)	If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriter, prior to such third anniversary, to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(j)	During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Manager identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriter).

(k)	On the Closing Date, or as promptly as practical thereafter, to apply the proceeds of the offering in accordance with the manner set forth in the Prospectus.

7. Covenants of the Underwriter. The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) Each of the Issuers jointly and severally agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter through you expressly for use therein.

(b) The Underwriter agrees to indemnify and hold harmless each of the Issuers, its directors, its officers and each person, if any, who controls any Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or (b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriter on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuers on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Underwriter on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Issuers and the total underwriting discounts and commissions received by the Underwriter bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Issuers on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Each of the Issuers and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Issuers contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter or by or on behalf of each of the Issuers, its officers or directors or any person controlling each of the Issuers and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Underwriter may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

10. Effectiveness; Defaulting Underwriter. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, the Underwriter shall fail or refuse to purchase the Securities that it has agreed to purchase hereunder on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve the Underwriter from liability in respect of any default of the Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses

(including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Issuers and the Underwriter with respect to the preparation of the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriter has acted at arms length, is not an agent of, and owes no fiduciary duties to, the Issuers or any other person, (ii) the Underwriter owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriter may have interests that differ from those of the Issuers. Each of the Issuers waives, to the full extent permitted by applicable law, any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours,

CINCINNATI BELL INC.

By:	/s/ Gary J. Wojtasek
Name: Gary J. Wojtasek
Title: Chief Financial Officer

CINCINNATI BELL ENTERTAINMENT INC.

CINCINNATI BELL COMPLETE PROTECTION
INC.

CINCINNATI BELL TELECOMMUNICATION
SERVICES LLC

BRCOM INC.

CINCINNATI BELL TECHNOLOGY
SOLUTIONS INC.

CINCINNATI BELL WIRELESS COMPANY

CINCINNATI BELL WIRELESS LLC

CINCINNATI BELL SHARED SERVICES LLC

GRAMTEL INC.

CBTS SOFTWARE LLC

CINCINNATI BELL ANY DISTANCE INC.

IXC INTERNET SERVICES, INC.

EVOLVE BUSINESS SOLUTIONS LLC

CINCINNATI BELL ANY DISTANCE OF
VIRGINIA LLC

CYRUS NETWORKS, LLC

By:	/s/ Gary J. Wojtasek
Name: Gary J. Wojtasek
Title: Chief Financial Officer

Accepted as of the date hereof

DEUTSCHE BANK SECURITIES INC.

Acting on behalf of itself and the Underwriter named in Schedule II hereto.

By:	DEUTSCHE BANK SECURITIES INC.

By:	/s/ Scott Sartorius
Name: Scott Sartorius
Title: Managing Director

By:	/s/ Alexandra Barth
Name: Alexandra Barth
Title: Managing Director

2

SCHEDULE I

Manager:	Deutsche Bank Securities Inc.

Indenture:	Indenture dated as of October 13, 2010, among the Company, the Guarantors and the Trustee

Trustee:	The Bank of New York Mellon

Registration Statement File No.:	333-162211

Securities to be purchased:	8 3/8% Senior Notes due 2020

Aggregate Principal Amount:	$275,000,000

Purchase Price:	101.55% of the principal amount of the Securities, plus accrued interest from October 13, 2010

Maturity:	October 15, 2020

Interest Rate:	8.375% per annum, accruing from October 13, 2010

Interest Payment Dates:	April 15 and October 15 commencing April 15, 2011

Closing Date and Time:	November 12, 2010 10 a.m.

Closing Location:	Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005

Address for Notices to Underwriter:	Deutsche Bank Securities Inc. 60 Wall Street New York, NY 10005

Address for Notices to the Company:	Cincinnati Bell Inc. 221 East Fourth Street Cincinnati, Ohio 45202 Attention: General Counsel

I-1

SCHEDULE II

Underwriter	Principal Amount of Securities To Be Purchased

Deutsche Bank Securities Inc.	$275,000,000

Total	$275,000,000

II-1

SCHEDULE III

GUARANTORS

Cincinnati Bell Entertainment Inc.

Cincinnati Bell Complete Protection Inc.

Cincinnati Bell Telecommunication Services LLC

BRCOM Inc.

Cincinnati Bell Technology Solutions Inc.

Cincinnati Bell Wireless Company

Cincinnati Bell Wireless LLC

Cincinnati Bell Shared Services LLC

GramTel Inc.

CBTS Software LLC

Cincinnati Bell Any Distance Inc.

IXC Internet Services, Inc.

eVolve Business Solutions LLC

Cincinnati Bell Any Distance of Virginia LLC

Cyrus Networks, LLC

III-1